Exhibit 99.01

FREQUENTLY ASKED QUESTIONS*

(All information as of September 30, 2007 unless otherwise indicated)

I.	AMBAC’S FINANCIAL STRENGTH	Page 2
• CAPITAL
• LIQUIDITY
• RATING AGENCIES

II.	AMBAC’S MARK-TO-MARKET	Page 4
• MARK-TO-MARKET ON CDS CONTRACTS

III.	AMBAC’S RMBS, SUBPRIME AND CDO EXPOSURE	Page 6

IV.	THE FINANCIAL GUARANTY MARKET	Page 8
• NEW BUSINESS GENERATION
• AMBAC’S CDS SPREADS
• STOCK PRICE
• REGULATORY QUESTIONS

V.	GENERAL	Page 11

*	In Sections I through IV, “Ambac” refers to Ambac Assurance Corporation. In Section V, “Ambac” refers to Ambac Financial Group, Inc.

FREQUENTLY ASKED QUESTIONS

I. AMBAC’S FINANCIAL STRENGTH

A. CAPITAL

1.	How is “excess capital” calculated? / How can Ambac increase its rating agency capital?

Ambac’s “excess capital” is defined as the amount of its capital in excess of that required by the rating agencies for it to maintain its AAA ratings. Each rating agency has a formula for “excess capital” that takes into account both claims-paying resources and modeled losses, giving effect to the unique characteristics of our portfolio.

Excess capital increases as a result of the following:

•	Over time as exposures amortize or are refunded and through investment earnings less expenses;

•	By modifying the mix of currently originated business to favor those lines of business attracting less capital (more public finance and less structured finance);

•	By writing higher rated business (less BBBs, for instance) that will attract less capital;

•	Through reinsurance on new and existing transactions;

•	By raising additional hybrid debt or additional “contingent capital;” and

•	By raising additional equity capital.

In December 2007, Ambac announced a reinsurance transaction with Assured Guaranty for $29 billion of Ambac’s insured portfolio, which is an example of our current capital raising options. Under this arrangement, Ambac has agreed to cede a quota share in a portfolio of transactions that is broadly representative of our total portfolio, with the exception of RMBS and CDO transactions.

2.	How much does Ambac have in claims-paying resources?

Ambac’s claims-paying resources totaled $14.2 billion at September 30, 2007. Claims-paying resources are comprised of available resources to pay claims that may ultimately arise.

B. LIQUIDITY

1.	What are Ambac’s sources of liquidity?

Ambac’s liquidity resources include:

•	Cash flow from operations;

•	Repurchase agreements;

•	Investment grade (primarily AAA/Aaa) $10.4 billion financial guaranty investment portfolio (as of September 30, 2007);

•	A $400 million committed bank facility (available to both Ambac Financial Group and Ambac Assurance), which was renewed in July, 2007 with a term of 5 years.

2.	Does Ambac have any plan to reduce the amount of its dividend?

Ambac does not currently anticipate reducing its common stock dividend.

3.	Are there liquidity demands related to the guarantees that Ambac has outstanding on the RMBS and CDO book?

Ambac’s financial guaranty policies and credit default swap contracts are designed to limit liquidity demands. Our policies and CDS contracts generally require Ambac to pay scheduled interest and ultimate principal in the event of a loss. Ambac’s policyholders do not have the right to accelerate payments.

C. RATING AGENCIES

1.	Is Ambac on Watch for downgrade on its AAA ratings from S&P, Moody’s or Fitch?

On December 14, 2007, Moody’s affirmed Ambac’s Aaa rating with a stable outlook. On December 19, 2007, S&P affirmed Ambac’s AAA rating with a negative outlook, reflecting the potential for further mortgage market deterioration relative to our capital cushion of approximately $1.8 billion. On December 21, 2007, Fitch placed our AAA rating on rating watch negative following an assessment of our current exposure to structured finance CDOs backed by subprime mortgage collateral, including CDO-squared securities and a $3 billion commitment to fund a pool of other structured finance CDOs, as well as our exposure to RMBS.

2.	Does Ambac rely on transaction ratings from the rating agencies in approving and giving internal ratings to the transactions that it guarantees?

Ambac does not rely on the agencies in either approving transactions or assigning internal ratings to the deals it approves. We conduct our own independent analysis of each transaction and the transaction is reviewed by one of our respective Senior Credit Committees pursuant to our credit process and policies. The Committee also evaluates the recommended rating for the transaction at that time. Closed transactions are analyzed by our Portfolio Risk Management Group; and our original internal ratings are confirmed or revised, as appropriate.

II. AMBAC’S MARK-TO-MARKET

A. MARK-TO-MARKET (MTM) ON CDS CONTRACTS

1.	How does Ambac calculate mark-to-market (MTM) on its Credit Derivatives (CDS) business and what does it mean?

Broadly speaking, Ambac’s MTM adjustment represents the change in the present value of what Ambac estimates it can charge as a premium/or fee on the notional amount for issuing the CDS from the rate actually charged. For example, if the estimated premium rate doubles, then Ambac will suffer a negative MTM of that increase, equal to the present value of the difference over the life of the CDS.

2.	Explain the difference between how Ambac marks to market its CDS portfolio and the way that an investment bank would mark its portfolio to market.

While both Ambac and the investment banks are subject to mark-to-market requirements relating to their CDO portfolios under FAS 133, Ambac’s mark is significantly different in nature from the typical mark taken by an investment bank. Investment banks typically hold investment securities in their trading portfolio and must mark-to-market the change in the securities’ value. In contrast, Ambac intends to retain its obligations for the life of the contract (just as it does with a financial guarantee policy). Therefore, absent any real credit losses, any MTM adjustments will reverse over time.

Additional potential sources of the difference between Ambac’s mark and marks of the banks are based on structural distinctions and include:

1.	Composition of the collateral. Ambac has noted that later vintage high-grade ABS CDOs (particularly those with recent vintage underlying collateral) and high-grade ABS CDOs that have a larger inner CDO component have suffered more severe MTM losses.

2.	Subordination and structure. The amount of first loss subordination and credit migration triggers also can impact the market value of the senior tranche. In general, Ambac requires a thicker layer of AAA subordination than is typical in the market, reducing MTM adjustment exposure.

3.	Contract terms may also impact the estimate of fair value. Ambac’s CDS contracts are modified from a standard CDS used by investment banks. The variations provide important value to Ambac, particularly in difficult markets. The key characteristics of the Ambac CDS are:

(a)	Pay as You Go. Unlike the standard CDS contract written by many in the synthetic CDO market, Ambac’s CDS contracts are written on a “pay as you go” basis. Therefore, upon a default event under the contract, Ambac is generally responsible only for paying timely interest and ultimate principal until maturity or liquidation.

(b)	Control of liquidation rights. In most cases, Ambac, as senior party to the transaction, controls the liquidation rights.

(c)	No physical settlement option. The counterparty on the contract has no physical settlement option (i.e., no option to deliver underlying ABS bonds to Ambac).

(d)	No collateral posting requirement. Ambac’s CDS documentation does not require the posting of collateral either upon a downgrade of Ambac’s rating or upon a downgrade of a bond wrapped by Ambac.

4.	Other differences impacting the mark may include:
a.	A difference in the nature of the instrument: CDS versus cash bond;

b.	The quality of originators in the collateral pool, and

c.	The quality of the collateral managers.

3.	How does the MTM on Ambac’s CDS portfolio loss affect its capital adequacy or profitability?

As S&P outlined in its October 31, 2007 report (entitled “Significant Mark-to-Market Losses on Credit Derivatives Not Expected to Affect Bond Insurer Ratings”), while bond insurers are required under FASB 133 to mark their credit derivative exposures to market, the mark, in itself, has no effect on Ambac’s capital adequacy. S&P notes that the re-pricing of risk in the mortgage-backed and corporate debt markets is the source of the significant third quarter negative marks to market of the financial guarantors in the third quarter. As S&P notes:

“Mark to market accounting for credit derivatives introduces inconsistent treatment within insurers’ financial statements (relative to the similar risk encompassed in a traditional guarantee arrangement) based solely on the form of the risk assumption agreement and not on the substance of the risk assumed. Moreover, it substitutes market judgment for management’s judgment in setting loss reserves and results in income statement volatility that may have little to do with the actual risk of loss. For these reasons, while Standard & Poor’s assesses the marks for actual credit deterioration, in the absence of it we do not ascribe any analytical significance to these negative marks as relating to our assessments of capital adequacy or profitability.”

We understand that Moody’s and Fitch hold similar views.

III. AMBAC’S RMBS, SUBPRIME AND CDO EXPOSURE

1.	Does Ambac have exposure to lead originators/ servicers that have gone out of business?

Below is a list of deals and current par exposure as of September 30, 2007 for which the lead originator has discontinued operations:

•	Morgan Stanley ABS Capital I, Inc. Trust 2005-WMC $ 1.2 million

•	OWNIT Mortgage Trust 2006-OT1, $256.4 million

•	American Home Mortgage Investment Trust $115.7 million

•	New Century 2003-5, $40 million

In addition, in the case of the New Century exposure, the servicing rights have been sold to an outside party; as of September 30, 2007, performance since the transfer has continued to be good. In the case of each of the other exposures, servicing has remained, to date, with the original servicing entity.

2.	Given the recent performance deterioration in the Subprime market, how has Ambac’s direct Subprime RMBS exposure been affected?

Ambac’s exposure to Subprime RMBS bonds has steadily decreased over the last couple of years to $8.8bn in September 2007. This is a result of Ambac having been very selective in underwriting new direct RMBS exposure in the last two years. Only four transactions were done in 2006 and 2007 for a total of $1.8bn. Our focus was almost exclusively on fixed rate loans as well as transactions in which a separate party takes a first loss risk position (i.e. pool insurer). We have reviewed each of these transactions and, as of September 30, 2007, they were performing within expectations. We continue to monitor all of our transactions for any adverse changes.

3.	Please describe Ambac’s insured portfolio exposure to Alt-A, Option ARM, HELOC and Closed End 2nd transactions.

As of September 30, 2007, Ambac’s current insured portfolio was comprised of $7Bn Alt-A securitizations, $6Bn in deals backed by Option ARM collateral, $12.5Bn Home Equity Line of Credit securitizations and $5.7Bn in deals backed by Closed End Second liens. Of the $13Bn of Alt-A and Option ARM exposure, $11.5Bn or 88% was comprised of AAA risk. Please see the Ambac web site for further details (http://www.ambac.com)

4.	What percentage of the $550 billion par of guaranteed obligations are represented by direct subprime RMBS and by CDS on ABS CDOs, including the CDO-squared deals?

Ambac’s portfolio is a highly selective sub-segment of the market. As of September 30, 2007, our direct subprime RMBS business represented 1.6% of Ambac’s $550 billion in guarantees outstanding and CDS on ABS CDOs represented 4.8% of the portfolio.

5.	In October, $50 billion of adjustable rate mortgages (ARMs) outstanding in the market reset to new, higher interest rates. What impact does this adjustment have on Ambac’s direct Subprime RMBS exposures?

We concur with the widely-held consensus that the large wave of resets scheduled for 2007 and 2008 will contribute and most likely has already contributed, to higher levels of defaults unless mortgage refinancing opportunities significantly increase from current levels. However, as of September 30, 2007, of the $1.6 billion in direct Subprime RMBS exposure that Ambac had to the 2006 and 2007 vintages, 92% was to fixed rate collateral.

IV. THE FINANCIAL GUARANTEE MARKET

A. NEW BUSINESS GENERATION

1.	What large deals has Ambac closed recently?

•	£267 million Northern Ireland DBFO 2 (PFI Road Financing, closed December 14, 2007)

•	£192 million BY Chelmer (PFI Hospital Financing for Broomfield Hospital, closed December 6, 2007)

•	$100 million Ohio Air Quality Development Authority (Revenue Bonds – Duke Energy Project, closed December 6, 2007)

•	$100 million State Board of the Regents of the State of Utah (Securitization of Student Loan Revenue Bonds, closed November 30, 2007)

•	$112 million Overland Park Convention Center Authority (Refunding Bonds, closed November 15, 2007)

•	$250 million UPFC (Auto loan ABS, closed November 8, 2007)

•	$375 million Beverly Blvd LLC (Film Facility Financing – Sony Pictures, closed November 5, 2007)

2.	How do Ambac-wrapped bonds differ from unwrapped bonds?

When Ambac issues a policy or CDS on a bond issuance, we conduct a rigorous, in-depth analysis of the structure and originator or collateral manager as part of our own, independent credit underwriting process. This due diligence and underwriting is totally separate from the process of the rating agencies, who are providing their own independent rating on the underlying transaction.

Ambac also has direct involvement in structuring terms of the transactions that it guarantees and will incorporate protective trigger levels and other covenants to ensure the deal can continue to perform even in the event of stressful situations.

Ambac’s large market presence and usual control-party status in individual deals usually gives us direct and regular contact with company management as required to monitor deals and industry trends.

3.	What is Ambac doing now in the RMBS and CDO markets?

In the RMBS market, we continue to underwrite deals meeting our criteria. In CDOs, the focus is primarily in the corporate-backed CDO space (AAA rated). However, current market conditions have decreased the number of opportunities for new business in both of these areas.

B. AMBAC’S CREDIT DEFAULT SWAP (CDS) SPREADS

1.	Describe the nature of the CDS market as it relates to Ambac, including technical components of the market.

The CDS market for monoline names is a thinly traded market. It is viewed by some as a relatively inexpensive way to hedge the mortgage market. We believe that the majority of the trades in this rapidly growing market over the past six months are written by speculators seeking to hedge long positions in other assets they hold, including mortgage pools and CDOs unrelated to any position held by Ambac.

In fact, Ambac is not a proxy for the mortgage market: we are not a mortgage guarantor, we did not wrap any of the deals on the ABX index and we have wrapped only a fraction of the hundreds of deals that have been downgraded by S&P, Moody’s and Fitch. As of September 30, 2007, our direct subprime RMBS business represents 1.6% of Ambac’s $550 billion in guarantees outstanding.

C. STOCK PRICE

1.	Does Ambac Financial Group, Inc.’s stock price impact Ambac’s ratings or its ability to meet its obligations?

The rating agencies base our ratings on many factors, including capital adequacy. Ambac Financial Group, Inc.’s stock price, however, has little impact on its ratings or its ability to meet its obligations.

2.	To what extent have management and the directors purchased shares since the fall in the price of Ambac Financial Group, Inc. stock, as evidence of continued confidence in the company?

Since the window opened on October 26, 2007, directors and executive officers of Ambac Financial Group, Inc. have purchased 75,561 shares through December 9, 2007.

D. REGULATORY QUESTIONS

1.	Are there any regulatory limitations on Ambac’s ability to dividend extraordinary amounts from Ambac Assurance Corporation (AAC) to Ambac Financial Group, Inc. (AFG)?

Under Wisconsin law, we must obtain the regulator’s consent to pay “extraordinary dividends” from AAC to AFG. An “extraordinary dividend” is one which, when added to all other dividends paid during the preceding 12 months, exceeds $369.8mm (10% of AAC’s surplus to policyholders as of December 31, 2006). We have paid dividends in the amount of $190.2mm in 2007 and can, therefore, pay additional dividends of approximately $179.6mm without Wisconsin’s consent.

2.	Have you obtained consent for payment of “extraordinary dividends” in the past?

Yes. We used the proceeds of the “extraordinary dividend” to repurchase shares.

V. GENERAL

1.	What does Ambac do?

Ambac is a premier provider of financial guarantees and other financial services to public and private sector clients around the world. Ambac’s triple-A rated guarantee ensures the timely payment of principal and interest due on bonds in the event an issuer or borrower cannot meet its financial obligations. For issuers, our credit enhancement strengthens financings and broadens access to capital by lowering borrowing costs and broadening investor appeal. For investors, our insurance provides “Financial Peace of Mind.®”.

2.	How do I buy Ambac stock?

Shares of Ambac common stock trade on the New York Stock Exchange under the ticker symbol “ABK”. Ambac does not offer a Direct Purchase Plan at this time. If you would like to purchase shares in Ambac, you should be able to buy it from any financial institution that provides brokerage services.

3.	Does Ambac pay a dividend on its common stock?

Yes, the company currently pays a quarterly dividend. At its October 2007 Board meeting, the Board of Directors approved the regular quarterly cash dividend of $0.21 per share of common stock. The dividend was paid on December 5, 2007 to stockholders of record on November 12, 2007.

4.	When was Ambac’s initial public offering (IPO)?

Ambac went public July 18, 1991 at $6.67 per share split adjusted.

5.	What is Ambac Assurance’s main source of revenue?

Ambac Assurance’s revenue comes from two main sources: from the premiums on financial guarantee products and interest income on our $10.4 billion high-quality investment portfolio.

6.	When is the next Annual Shareholder Meeting?

The 2008 Annual Shareholder Meeting will be held on May 6, 2008 at 11:30am in New York City.

7.	How many employees does Ambac have?

Ambac had over 350 employees as of September 30, 2007.

8.	When has Ambac stock split?

Ambac common stock has split twice since going public in 1991.

•	3-for-2 on 12/12/2000

•	2-for-1 on 9/10/1997

9.	When is the next earnings release?

Ambac’s earnings releases are scheduled as follows:

January 30, 2008	4th Quarter 2007 Earnings Release
April 23, 2008	1st Quarter 2008 Earnings Release
July 23, 2008	2nd Quarter 2008 Earnings Release
October 22, 2008	3rd Quarter 2008 Earnings Release

All earnings releases are on this web site.

10.	What is Ambac’s fiscal year?

Ambac’s fiscal year runs from January 1 to December 31.

Below is a breakdown of our fiscal quarters.

First Quarter	January 1 - March 31
Second Quarter	April 1 - June 30
Third Quarter	July 1 - September 30
Fourth Quarter	October 1 - December 31

11.	Does Ambac issue quarterly reports?

Yes, Ambac provides a quarterly operating supplement via hard copy and our web site. Also, all of our earnings releases are posted on the web site.

12.	How do I get a copy of the Annual Report?

A copy of our Annual Report can be easily obtained. Simply go to the Annual Report section of our web site and view our current and previous years’ reports online. Or, if you prefer receiving a hard copy version, go to the “Request Materials” section and complete the request form.

13.	What is a transfer agent?

A transfer agent is appointed by a corporation to maintain records of its stockholders. A transfer agent is usually a commercial bank. The transfer agent will keep records of every outstanding stock certificate and the name of the individual to whom it is registered. When an individual sells stock, the transfer agent transfers the ownership of the stock from the seller’s name to the buyer’s name. Other responsibilities of the transfer agent are to resolve problems that arise from lost, destroyed or stolen certificates.

14.	I am an Ambac shareholder. Who do I contact if I have any questions regarding my stock certificate?

Please contact our transfer agent, The Bank of New York. They can help you with a variety of shareholder-related services. Some of the services provided are for change of address and to report lost or stolen stock certificates. You can contact our transfer agent by any of the following methods:

Email:	Shareowner-svcs@bankofny.com

Telephone:	800-524-4458

Address:	The Bank of New York Shareholder Relations Dept. P O Box 11258 Church Street Station New York, NY 10286

15.	How do I contact Ambac Investor Relations?

Questions regarding Ambac can be directed to:

Sean T. Leonard Senior Vice President and Chief Financial Officer
212-208-3177 sleonard@ambac.com

Peter R. Poillon	Paul A. Burke
Equity Investor Relations and Press Relations	Fixed Income Investor Relations
Tel: 212-208-3333	Tel: 212-208-3315
Fax: 212-208-3108	Fax: 212-208-3108
ppoillon@ambac.com	pburke@ambac.com

16.	When was Ambac founded?

Ambac, originally American Municipal Bond Assurance Corporation, was founded in 1971 in Milwaukee, Wisconsin as a subsidiary of MGIC Investment Corp.

17.	Where is the Company’s headquarters?

Corporate Headquarters

One State Street Plaza New York, NY 10004

Tel: +1 212 668 0340
Fax: +1 212 509 9190

18.	Where are the Company’s regional offices?

Ambac has regional offices in London, Milan, Tokyo, and Sydney.

London

Ambac Assurance UK Limited
Level 7
6 Broadgate
London EC2M 2QS, England

Tel: +44 20 7786 4300
Fax: +44 20 7786 4343

Milan

Ambac Assurance UK Limited
Milan Branch
Via Monte di Pietà, 21
20121 Milan
Italy

Tel: +39 02 86 337642
Fax: +39 02 86 337400

Tokyo

Ambac (Japan) Limited
Representative Office
Otemachi Financial Center
17th Floor
5-4, Otemachi 1-chome
Chiyoda-ku, Tokyo 100-0004, Japan

Tel: +81 3 5219 2127
Fax: +81 3 5219 2129

Sydney

Ambac Assurance Corporation
Representative Office
Level 31, 88 Phillip Street
Sydney 2000 NSW, Australia

Tel: +61 2 8211 0431
Fax: +61 2 8211 0643

19.	Who are Ambac’s independent auditors?

Ambac’s independent auditors are KPMG LLP.

20.	How many Ambac shares are outstanding?

As of September 30, 2007 there were 101,549,070 shares of common stock outstanding (net of treasury shares).